Exhibit 4.3
REGISTRATION AGREEMENT
     REGISTRATION AGREEMENT, dated as of September 15, 2005, between US DATAWORKS, INC. a Nevada corporation (the “Company”), and PETER SIMONS (“Simons”).
WITNESSETH
     Simons is acquiring from the Company a warrant, of even date herewith (the “Warrant”), exercisable into shares (“Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the terms of a Letter Agreement dated September 15, 2005. The Warrant Shares will be “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended. As a result, there will be substantial restrictions on the ability of the Holders (as defined below) to sell the Warrant Shares in the absence of registration under the Securities Act of 1933 and applicable state securities laws. In order to enable the Holder to sell all or a portion of the Warrant Shares, the Company has agreed to the terms of this Agreement.
     NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:
1      REGISTRATION
     1.1      Definitions. As used in this Agreement, the following terms shall have the following meanings:
          (a)     The term “Act” means the Securities Act of 1933, as amended.
          (b)     The term “AMEX” means the American Stock Exchange.
          (c)     The term “Blackout Period” means any period: (i) beginning on the date on which the Company notifies Holder in writing that the Board of Directors of the Company, in its good faith judgment, has determined that the Company proposes to engage in a material acquisition, consolidation, tender offer or other material transaction, including a primary underwritten offering of its securities, in each case not in the ordinary course of business, such that registration or qualification of the Registrable Securities would have a material adverse effect on the Company and its shareholders, and (ii) ending as promptly as practicable but in any event not more than 90 days after the date on which the Company notifies Holder of the Board of Directors’ determination.
          (d)     The terms “Closing” and “Closing Date” have the meanings ascribed to such terms in the Agreement.
          (e)     The term “Common Stock” has the meaning ascribed to such term in the Agreement.
          (f)     The term “Warrant Shares” means the shares of Common Stock issued to Holder pursuant to the exercise of the Warrant.
          (g)     The term “Registration Deadline” means the one hundred and eightieth (180th) calendar day following the date hereof.

          (h)     The term “Holder” means any person owning or having the right to acquire, through exercise of the Warrant or otherwise, Registrable Securities.
          (i)      The terms “register,” “registered” and “registration” each refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
          (j)     The terms “Registrable Security” and “Registrable Securities” refer to: (i) all of the Warrant Shares issuable pursuant to the exercise of the Warrant, and (ii) any shares of Common Stock or other securities of the Company that may be issued or issuable with respect to the Warrant Shares as a result of a stock split or dividend or any securities into which the Warrant Shares may thereafter be changed as a result of merger, consolidation, recapitalization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (1) distributed to the public pursuant to an offering registered under the Act, (2) sold to the public in compliance with Rule 144 (as defined below) or (3) eligible for sale without restriction under Rule 144(k) under the Act.
          (k)      The term “Rule 144” means Rule 144 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation thereafter adopted by the Commission.
          (l)     The term “Rule 415” means Rule 415 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation thereafter adopted by the Commission.
          (m)     The term “Commission” means the Securities and Exchange Commission.
          (n)     The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
     1.2      Filing of Registration.
          (a)     Registration Statement. The Company agrees to use its commercially reasonable efforts to prepare and file with the Commission a registration statement under the Act of Form S-1, S-2 or S-3 (or any other appropriate form that may be reasonably used for the registration of Registrable Securities) covering one hundred and percent (100%) of the number of shares of Common Stock issuable on the exercise of the Warrant (such number to be determined using the exercise price without regard to any restriction on the ability of any Holder to exercise such Holder’s Warrant as of such date). The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrant in order to prevent dilution resulting from stock splits, stock dividends or similar events.
          (b)     Effectiveness. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective prior to the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Holder) may be immediately sold to the public under Rule 144(k) or any successor provision, assuming that all Warrant Shares are issued by means of a cashless exercise of the Warrants (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the “Registration Period”).
     1.3      Obligations of the Company. In addition to performing its obligations hereunder, including without limitation those pursuant to Sections 1.2(a) and (b) above, the Company shall:
          (a)     prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;
          (b)     as soon as practicable, secure the listing of all Registrable Securities on the AMEX, and provide each Holder with reasonable evidence thereof;
          (c)     upon the effectiveness of the Registration Statement, furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;
          (d)     use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;
          (e)     in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;
          (f)     notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (except during an Allowed Delay (as hereinafter defined)) as promptly as practicable prepare, file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
          The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than (i) ten (10) consecutive Business Days or (ii) thirty (30) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors (a) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (b) reasonably deems it in the Company’s best interests not to disclose such information publicly (an “Allowed Delay”).
          (g)     use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;
          (h)     provide to each Holder and its representatives, upon reasonable prior notice, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;
          (i)      in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred percent 100% of the Registrable Securities issuable under the Warrant (such number to be determined using the Exercise Price in effect at such time and without regard to any restriction on the ability of any Holder to exercise such Holder’s Warrant) the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred percent (100%) of the Registrable Securities eligible for resale thereunder and issuable under the related Warrant (such number to be determined using the exercise price in effect at the time of such amendment or filing and without regard to any restriction on the ability of any Holder to exercise such Holder’s Warrant). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this Section 1.3(i) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.
     1.4      Obligations of Holders. In connection with the registration of Registrable Securities pursuant to a Registration Statement, each holder shall:
          (a)     timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

          (b)     upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 1.3(f) or (g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 1.3(f) or withdrawal of the stop order referred to in Section 1.3(g), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;
          (c)     in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request;
          (d)     notify the Company when it has sold all of the Registrable Securities held by it; and
          (e)     notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.
     1.5      Expenses of Registration. The Company shall bear and pay all expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with registrations, filings or qualifications described herein, including (without limitation) all registration , filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, with respect to Registrable Securities included in such registration.
     1.6      Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:
          (a)     The Company will indemnify and hold harmless, to the full extent permitted by law, each Holder, the officers, directors, employees, affiliates and agents of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (each, an “Indemnified Holder”), against any losses, claims, damages and liabilities (joint or several), and expenses (including costs of investigation and legal expenses) incurred in connection with investigating, preparing or defending against such losses, claims, damages and liabilities (collectively, “Losses”) to which such Indemnified Holder may become subject under the Act, the 1934 Act, or other federal, state, local, foreign or other law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this

Section 1.6(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such Loss to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Indemnified Holder, or (ii) the failure of such Indemnified Holder to deliver a copy of the registration statement or the prospectus, or any amendments or supplements thereto, after the Company has furnished such person with a sufficient number of copies of the same.
          (b)     Each selling Holder will indemnify and hold harmless, to the full extent permitted by law, the Company and each of its officers, directors, employees, affiliates and agents, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, a “Company Indemnitee”), against any Losses to which any such Company Indemnitee may become subject under the Act, the 1934 Act, or other federal, state, local, foreign or other law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein contained, a Holder’s indemnity obligation, in such person’s capacity as a Holder, shall be limited to the net proceeds received by such Holder from the offering out of which the indemnity obligation arises.
          (c)     Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnified party, except that such fees and expenses shall be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceedings. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not otherwise relieve it of any liability that it may have to any indemnified party under this Section 1.6.
          (d)     The indemnification provided by this Section 1.6 shall be a continuing right to indemnification and shall survive the registration and sale of any of the Registrable Securities hereunder and the expiration or termination of this Agreement.
     1.7      Reports Under Securities Exchange Act of 1934. With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at anytime permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

          (a)     make and keep public information available, as those terms are understood and defined in Rule 144;
          (b)     file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
          (c)     furnish to any Holder, as long as the Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.
2      MISCELLANEOUS
     2.1      No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any other agreement with respect to any of its securities that is inconsistent with the rights granted to Holder or otherwise conflicts with the provisions of this Agreement.
     2.2      Adjustments Affecting Registrable Securities. Except as may be required by any federal or state securities laws, the Company shall not take any action or permit any change to occur with respect to the Registrable Securities that would (i) adversely affect the ability of Holder to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability or pricing of such Registrable Securities in any such registration.
     2.3      Amendment and Waiver. Any amendment or waiver of any provision under this Agreement may be effected only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.
     2.4      Remedies. The parties hereto acknowledge and agree that the breach of any part of this Agreement may cause irreparable harm and that monetary damages alone may be inadequate. The parties hereto therefore agree that any party shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit any party’s right to any remedies at law, including recovery of damages for breach of any part of this Agreement.
     2.5      Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Nevada, notwithstanding any Nevada or other conflict-of-law provisions to the contrary.
     2.6      Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, 12 hours after being sent by facsimile or e-mail, or 72 hours after being sent by registered or certified mail, postage prepaid, as set forth below:

(a)	If to the Company:

US Dataworks, Inc.
5301 Hollister Road
Suite 250
Houston, TX 77040
Attention: CEO
Phone: (713) 934-3855
Fax: (713) 934-8127

(b)	If to any Holder:

Peter Simons
22262 Robin Ave.
Glidden, IA 51443
     Any party may alter the address to which communications or copies are to be sent by giving notice of such change to each of the other parties hereto in conformity with the provisions of this Section for the giving of notice.
     2.7      Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.
     2.8      Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
     2.9      Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by the parties hereto.
     2.10      Construction. The Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not affect its interpretation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter. The words “include” or “including” shall be deemed to be followed by “without limitation” whether or not they are followed by such phrases or words of like import. The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to Section in this Agreement are to those portions of this Agreement unless otherwise specified.
     2.11      Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     2.12      Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.
     2.13      Severability. Each and every provision set forth in this Agreement is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of this Agreement shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.
IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

US DATAWORKS, INC.
By:	/s/ John S. Reiland
	Name:	John S. Reiland
	Title:	CFO

PETER SIMONS
/s/ Peter Simons